Exhibit 99.1

PROG Holdings Reports Fourth Quarter 2024 Results
•Consolidated revenues of $623.3 million; Net earnings of $57.5 million
•Adjusted EBITDA of $65.7 million
•Diluted EPS of $1.34; Non-GAAP Diluted EPS of $0.80
•Progressive Leasing GMV of $597.5 million, 9.1% growth year-over-year

SALT LAKE CITY, February 19, 2025 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the fourth quarter ended December 31, 2024.
"We finished 2024 with an excellent fourth quarter, delivering a third consecutive quarter of strong GMV growth and approximating the high end of our outlook ranges for both our revenues and earnings for the period," said PROG Holdings President and CEO Steve Michaels. "2024 was a successful year, driven by better-than-expected GMV growth, disciplined portfolio management, cost efficiencies, and continued execution on multiple strategic fronts. Our teams' execution across sales, marketing, and technology initiatives, combined with tighter credit conditions in the market, played a key role in driving a meaningful increase in new and repeat customers."
"As we move into 2025, we are excited about continuing to execute our three-pillared strategy to grow, enhance, and expand - investing in our businesses with a focus on increasing customer acquisition and lifetime value. We believe our cash-efficient model gives us the financial flexibility to invest in our future growth and return excess cash to shareholders, as we aim to maximize long-term value creation," concluded Michaels.
Consolidated Results
Consolidated revenues for the fourth quarter of 2024 were $623.3 million, an increase of 8.0% from the same period in 2023.
Consolidated net earnings for the quarter were $57.5 million, compared with $18.6 million in the prior year period. The effective income tax rate was (37.5)% in the fourth quarter. The effective income tax rate was negative due to a $27.6 million deferred tax benefit related to an election which resulted in the deemed liquidation of a wholly-owned partnership for tax purposes. Adjusted EBITDA for the quarter was $65.7 million, or 10.5% of revenues, compared with $61.0 million, or 10.6% of revenues for the same period in 2023.

Diluted earnings per share for the fourth quarter of 2024 were $1.34, compared with $0.41 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.80 in the fourth quarter of 2024, compared with $0.72 for the same period in 2023. The Company's weighted average shares outstanding assuming dilution in the fourth quarter was 5.1% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's fourth quarter GMV of $597.5 million was up 9.1% compared to the same period in 2023. The provision for lease merchandise write-offs for the quarter was 7.9%. For the full year 2024, our provision for lease merchandise write-offs was 7.5%, within our 6-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the fourth quarter of 2024 with cash of $95.7 million and gross debt of $650.0 million. The Company repurchased $40.5 million of its stock in the fourth quarter at an average price of $47.03 per share, leaving $361.3 million of repurchase authorization under its $500 million share repurchase program. Additionally, the Company paid a cash dividend of $0.12 per share.

2025 Outlook
PROG Holdings is issuing full year and Q1 2025 outlook for revenues, consolidated net earnings, segment earnings before taxes, adjusted EBITDA, GAAP diluted EPS and non-GAAP diluted EPS. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture, an effective tax rate for Non-GAAP EPS of approximately 28%, no material increase in the unemployment rate for our consumer, and no impact from additional share repurchases.

	Full Year 2025 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$2,515,000	$2,590,000
PROG Holdings - Net Earnings	115,500	133,500
PROG Holdings - Adjusted EBITDA	260,000	280,000
PROG Holdings - Diluted EPS	2.82	3.22
PROG Holdings - Diluted Non-GAAP EPS	3.10	3.50

Progressive Leasing - Total Revenues	2,385,000	2,445,000
Progressive Leasing - Earnings Before Taxes	181,000	195,000
Progressive Leasing - Adjusted EBITDA	260,000	275,000

Vive - Total Revenues	65,000	70,000
Vive - Loss Before Taxes	(5,500)	(2,500)
Vive - Adjusted EBITDA	(2,500)	—

Other - Total Revenues	65,000	75,000
Other - Loss Before Taxes	(9,000)	(6,000)
Other - Adjusted EBITDA	2,500	5,000

	Three Months Ended March 31, 2025 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$665,000	$685,000
PROG Holdings - Net Earnings	28,000	32,000
PROG Holdings - Adjusted EBITDA	63,000	68,000
PROG Holdings - Diluted EPS	0.73	0.78
PROG Holdings - Diluted Non-GAAP EPS	0.80	0.85

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, February 19, 2025, at 8:30 A.M. ET to discuss its financial results for the fourth quarter of 2024. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continuing", "believe", "aim", "outlook" and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of impacts of inflation, a higher cost of living and elevated interest rates, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (iii) an uncertain macroeconomic environment resulting in our proprietary algorithms and decisioning tools used in approving customers no longer being indicative of their ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iv) a large percentage of Progressive Leasing's revenue being concentrated with several key POS partners, and the loss of any of these POS partner relationships materially and adversely affecting several aspects of our performance; (v) Progressive Leasing being unable to attract additional POS partners and retain and grow its relationships with its existing POS partners, resulting in several aspects of our performance being materially and adversely affected; (vi) Progressive Leasing being unable to attract new consumers and retain and grow its relationships with its existing customers materially and adversely affecting several aspects of our performance; (vii) Vive and Four’s business models differing significantly from Progressive Leasing’s lease-to-own business, which means each of these businesses have different risk profiles; (viii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (ix) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (x) our capital allocation strategy and financial policies, including our current stock repurchase and dividend programs, as well as any potential debt repurchase program not being effective at enhancing shareholder value, or providing other benefits we expect; (xi) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (xii) our business, results of operations, financial condition, and prospects being materially and adversely affected due to Progressive Leasing failing to maintain a consistently high level of consumer satisfaction and trust in its brand; (xiii) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xiv) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. Statements in this press release that are "forward-looking" include without limitation statements about: (i) our ability to invest in our businesses to increase customer acquisition and lifetime value, and the results of any such investments; (ii) having the financial flexibility to invest in our future growth and return excess cash to shareholders; (iii) maximizing long-term value creation; and (iv) our full year 2025 outlook and our first quarter 2025 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
REVENUES:
Lease Revenues and Fees	$592,872	$557,484	$2,366,489	$2,333,588
Interest and Fees on Loans Receivable	30,448	19,917	97,007	74,676
	623,320	577,401	2,463,496	2,408,264
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	403,661	374,146	1,621,101	1,576,303
Provision for Lease Merchandise Write-offs	46,678	38,955	178,338	155,250
Operating Expenses	122,810	128,932	469,160	451,084
	573,149	542,033	2,268,599	2,182,637
OPERATING PROFIT	50,171	35,368	194,897	225,627
Interest Expense, Net	(8,316)	(6,857)	(31,289)	(29,406)
EARNINGS BEFORE INCOME TAX (BENEFIT) EXPENSE	41,855	28,511	163,608	196,221
INCOME TAX (BENEFIT) EXPENSE	(15,692)	9,936	(33,641)	57,383
NET EARNINGS	$57,547	$18,575	$197,249	$138,838
EARNINGS PER SHARE
Basic	$1.39	$0.42	$4.63	$3.02
Assuming Dilution	$1.34	$0.41	$4.53	$2.98
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.12	$—	$0.48	$—
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,438	44,337	42,584	46,034
Assuming Dilution	42,796	45,075	43,549	46,550

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS:
Cash and Cash Equivalents	$95,655	$155,416
Accounts Receivable (net of allowances of $71,607 in 2024 and $64,180 in 2023)	80,225	67,879
Lease Merchandise (net of accumulated depreciation and allowances of $440,831 in 2024 and $423,466 in 2023)	680,242	633,427
Loans Receivable (net of allowances and unamortized fees of $57,342 in 2024 and $50,022 in 2023)	146,985	126,823
Property and Equipment, Net	21,443	24,104
Operating Lease Right-of-Use Assets	4,035	9,271
Goodwill	296,061	296,061
Other Intangibles, Net	73,775	91,664
Income Tax Receivable	10,644	32,918
Deferred Income Tax Assets	26,472	2,981
Prepaid Expenses and Other Assets	78,230	50,711
Total Assets	$1,513,767	$1,491,255
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$93,190	$151,259
Deferred Income Tax Liabilities	74,320	104,838
Customer Deposits and Advance Payments	40,917	35,713
Operating Lease Liabilities	11,496	15,849
Debt, Net	643,563	592,265
Total Liabilities	863,486	899,924
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at December 31, 2024 and December 31, 2023; Shares Issued: 82,078,654 at December 31, 2024 and December 31, 2023	41,039	41,039
Additional Paid-in Capital	358,538	352,421
Retained Earnings	1,469,450	1,293,073
	1,869,027	1,686,533
Less: Treasury Shares at Cost
Common Stock: 41,262,901 Shares at December 31, 2024 and 38,404,527 at December 31, 2023	(1,218,746)	(1,095,202)
Total Shareholders’ Equity	650,281	591,331
Total Liabilities & Shareholders’ Equity	$1,513,767	$1,491,255

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net Earnings	$197,249	$138,838
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,621,101	1,576,303
Other Depreciation and Amortization	26,977	32,032
Provisions for Accounts Receivable and Loan Losses	386,558	345,383
Stock-Based Compensation	29,179	24,920
Deferred Income Taxes	(56,030)	(32,449)
Impairment of Goodwill and Other Assets	6,018	—
Income Tax Benefit from Reversal of Uncertain Tax Position	(51,443)	—
Non-Cash Lease Expense	(3,632)	(2,669)
Other Changes, Net	(2,640)	(5,992)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(1,850,425)	(1,721,117)
Book Value of Lease Merchandise Sold or Disposed	182,509	159,430
Accounts Receivable	(342,954)	(307,984)
Prepaid Expenses and Other Assets	(25,394)	(2,110)
Income Tax Receivable and Payable	24,743	(14,188)
Accounts Payable and Accrued Expenses	(8,495)	15,200
Customer Deposits and Advance Payments	5,204	(1,361)
Cash Provided by Operating Activities	138,525	204,236
INVESTING ACTIVITIES:
Investments in Loans Receivable	(459,463)	(214,686)
Proceeds from Loans Receivable	388,437	185,056
Outflows on Purchases of Property and Equipment	(8,316)	(9,616)
Proceeds from Sale of Property and Equipment	131	48
Other Proceeds	41	365
Cash Used in Investing Activities	(79,170)	(38,833)
FINANCING ACTIVITIES:
Borrowings on Revolving Facility	50,000	—
Acquisition of Treasury Stock	(138,651)	(139,573)
Dividends Paid	(20,393)	—
Issuance of Stock Under Stock Option and Employee Purchase Plans	2,364	1,357
Cash Paid for Shares Withheld for Employee Taxes	(9,660)	(3,622)
Debt Issuance Costs	(2,776)	(29)
Cash Used in Financing Activities	(119,116)	(141,867)
(Decrease) Increase in Cash and Cash Equivalents	(59,761)	23,536
Cash and Cash Equivalents at Beginning of Period	155,416	131,880
Cash and Cash Equivalents at End of Period	$95,655	$155,416
Net Cash Paid During the Period:
Interest	$37,033	$36,991
Income Taxes	$49,840	$100,433

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$592,872	$—	$—	$592,872
Interest and Fees on Loans Receivable	—	16,943	13,505	30,448
Total Revenues	$592,872	$16,943	$13,505	$623,320

	(Unaudited)
	Three Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$557,484	$—	$—	$557,484
Interest and Fees on Loans Receivable	—	17,025	2,892	19,917
Total Revenues	$557,484	$17,025	$2,892	$577,401

PROG Holdings, Inc.
Annual Revenues by Segment
(In thousands)

	Twelve Months Ended
	December 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,366,489	$—	$—	$2,366,489
Interest and Fees on Loans Receivable	—	64,415	32,592	97,007
Total Revenues	$2,366,489	$64,415	$32,592	$2,463,496

	Twelve Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,333,588	$—	$—	$2,333,588
Interest and Fees on Loans Receivable	—	68,912	5,764	74,676
Total Revenues	$2,333,588	$68,912	$5,764	$2,408,264

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended December 31,
	2024	2023
Progressive Leasing	$597,493	$547,575
Vive	34,979	31,918
Other	134,580	53,260
Total GMV	$767,052	$632,753

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2025 and first quarter 2025 outlook excludes intangible amortization expense. Non-GAAP net earnings and non-GAAP diluted earnings per share for the year ended December 31, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, net of insurance recoveries, reversal of the uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020, and the tax benefit associated with the deemed liquidation of a partnership for tax purposes. Non-GAAP net earnings and non-GAAP diluted earnings per share for the year ended December 31, 2023 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2025 and first quarter 2025 outlook excludes stock-based compensation expense. Adjusted EBITDA for the three months and year ended December 31, 2024 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. Adjusted EBITDA for the three months and year ended December 31, 2023 excludes stock-based compensation expense, restructuring expenses, costs related to the cybersecurity incident and regulatory insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2024
Net Earnings	$21,966	$33,774	$83,962	$57,547	$197,249
Add: Intangible Amortization Expense	5,650	4,239	4,000	4,000	17,889
Add: Restructuring Expense	18,014	2,886	6	1,785	22,691
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	116	116	114	(61)	285
Less: Tax Impact of Adjustments(1)	(6,183)	(1,883)	(1,071)	(1,488)	(10,625)
Less: Reversal of Uncertain Tax Position	—	—	(53,599)	—	(53,599)
Less: Tax Benefit from Partnership Deemed Liquidation	—	—	—	(27,635)	(27,635)
Add: Accrued Interest on Uncertain Tax Position	1,078	1,078	—	—	2,156
Non-GAAP Net Earnings	$40,641	$40,210	$33,412	$34,148	$148,411
Earnings Per Share Assuming Dilution	$0.49	$0.77	$1.94	$1.34	$4.53
Add: Intangible Amortization Expense	0.13	0.10	0.09	0.09	0.41
Add: Restructuring Expense	0.40	0.07	—	0.04	0.52
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	—	—	—	—	0.01
Less: Tax Impact of Adjustments(1)	(0.14)	(0.04)	(0.02)	(0.03)	(0.24)
Less: Reversal of Uncertain Tax Position	—	—	(1.24)	—	(1.23)
Less: Tax Benefit from Partnership Deemed Liquidation	—	—	—	(0.65)	(0.63)
Add: Accrued Interest on Uncertain Tax Position	0.02	0.02	—	—	0.05
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.91	$0.92	$0.77	$0.80	$3.41
Weighted Average Shares Outstanding Assuming Dilution	44,528	43,721	43,169	42,796	43,549
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2023
Net Earnings	$48,033	$37,218	$35,012	$18,575	$138,838
Add: Intangible Amortization Expense	5,724	5,723	5,650	5,651	22,748
Add: Restructuring Expense	757	963	238	10,575	12,533
Add: Costs Related to the Cybersecurity Incident	—	—	1,805	1,028	2,833
Less: Regulatory Insurance Recoveries	(525)	—	—	—	(525)
Less: Tax Impact of Adjustments(1)	(1,549)	(1,738)	(2,000)	(4,486)	(9,773)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	970	970	971	1,078	3,989
Non-GAAP Net Earnings	$53,410	$43,136	$41,676	$32,421	$170,643
Earnings Per Share Assuming Dilution	$1.00	$0.79	$0.76	$0.41	$2.98
Add: Intangible Amortization Expense	0.12	0.12	0.12	0.13	0.49
Add: Restructuring Expense	0.02	0.02	0.01	0.23	0.27
Add: Costs Related to the Cybersecurity Incident	—	—	0.04	0.02	0.06
Less: Regulatory Insurance Recoveries	(0.01)	—	—	—	(0.01)
Less: Tax Impact of Adjustments(1)	(0.03)	(0.04)	(0.04)	(0.10)	(0.21)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.02	0.02	0.02	0.09
Non-GAAP Earnings Per Share Assuming Dilution(2)	$1.11	$0.92	$0.90	$0.72	$3.67
Weighted Average Shares Outstanding Assuming Dilution	48,139	46,896	46,133	45,075	46,550
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	December 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$57,547
Income Tax Benefit(1)				(15,692)
Earnings (Loss) Before Income Tax Benefit	$48,186	$(956)	$(5,375)	41,855
Interest Expense, Net	6,731	—	1,585	8,316
Depreciation	1,494	156	547	2,197
Amortization	3,771	—	229	4,000
EBITDA	60,182	(800)	(3,014)	56,368
Stock-Based Compensation	5,760	282	1,549	7,591
Restructuring Expense	(68)	1,853	—	1,785
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	(61)	—	—	(61)
Adjusted EBITDA	$65,813	$1,335	$(1,465)	$65,683
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$18,575
Income Tax Expense(1)				9,936
Earnings (Loss) Before Income Tax Expense	$35,857	$59	$(7,405)	28,511
Interest Expense, Net	6,915	24	(82)	6,857
Depreciation	1,941	211	353	2,505
Amortization	5,422	—	229	5,651
EBITDA	50,135	294	(6,905)	43,524
Stock-Based Compensation	4,024	306	1,509	5,839
Restructuring Expense	10,575	—	—	10,575
Costs Related to the Cybersecurity Incident	1,028	—	—	1,028
Adjusted EBITDA	$65,762	$600	$(5,396)	$60,966
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Twelve Month Segment EBITDA
(In thousands)

	Twelve Months Ended
	December 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$197,249
Income Tax Benefit(1)				(33,641)
Earnings (Loss) Before Income Tax Benefit	$184,782	$(848)	$(20,326)	163,608
Interest Expense, Net	30,653	—	636	31,289
Depreciation	6,574	643	1,871	9,088
Amortization	16,972	—	917	17,889
EBITDA	238,981	(205)	(16,902)	221,874
Stock-Based Compensation	22,665	1,334	5,180	29,179
Restructuring Expense	18,210	1,853	2,628	22,691
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	285	—	—	285
Adjusted EBITDA	$280,141	$2,982	$(9,094)	$274,029
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	Twelve Months Ended
	December 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$138,838
Income Tax Expense(1)				57,383
Earnings (Loss) Before Income Tax Expense	$216,271	$4,545	$(24,595)	196,221
Interest Expense, Net	28,978	593	(165)	29,406
Depreciation	7,482	745	1,058	9,285
Amortization	21,684	—	1,064	22,748
EBITDA	274,415	5,883	(22,638)	257,660
Stock-Based Compensation	17,327	1,190	6,403	24,920
Restructuring Expense	12,533	—	—	12,533
Regulatory Insurance Recoveries	(525)	—	—	(525)
Costs Related to the Cybersecurity Incident	2,833	—	—	2,833
Adjusted EBITDA	$306,583	$7,073	$(16,235)	$297,421
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Full Year 2025 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$115,500 - $133,500
Income Tax Expense(1)				51,000 - 53,000
Projected Earnings (Loss) Before Income Tax Expense	$181,000 - $195,000	$(5,500) - $(2,500)	$(9,000) - $(6,000)	166,500 - 186,500
Interest Expense, Net	30,000 - 28,000	1,500 - 1,000	6,000 - 5,000	37,500 - 34,000
Depreciation	6,000 - 7,000	500	2,500	9,000 - 10,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	232,000 - 245,000	(3,500) - (1,000)	500 - 2,500	229,000 - 246,500
Stock-Based Compensation	28,000 - 30,000	1,000	2,000 - 2,500	31,000 - 33,500
Projected Adjusted EBITDA	$260,000 - $275,000	$(2,500) - $0	$2,500 - $5,000	$260,000 - $280,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended March 31, 2025 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended March 31, 2025
Consolidated Total
Estimated Net Earnings	$28,000 - $32,000
Income Tax Expense(1)	12,000 - 13,000
Projected Earnings Before Income Tax Expense	40,000 - 45,000
Interest Expense, Net	9,000
Depreciation	2,000
Amortization	4,000
Projected EBITDA	55,000 - 60,000
Stock-Based Compensation	8,000
Projected Adjusted EBITDA	$63,000 - $68,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Full Year 2025 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2025
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.82	$3.22
Add: Projected Intangible Amortization Expense	0.38	0.38
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.10	$3.50
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended March 31, 2025 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended March 31, 2025
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.73	$0.78
Add: Projected Intangible Amortization Expense	0.09	0.09
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.02)	(0.02)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.80	$0.85
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.